CERTIFICATE OF AMENDMENT
                                      TO
                          ARTICLES OF INCORPORATION
                                      OF
                          SMOKY HILL SERVICES, INC.

     We the undersigned as President and Secretary of Smoky Hill Services, Inc. do hereby certify:

     That the Board of Directors of said Corporation at a meeting duly convened and held on May 6, 2000 adopted a Resolution to amend the Articles of Incorporation as follows:

                    A.  Delete Article I in its entirety and
          substitute in its place the following:

                                  ARTICLE I

                    The name of the Corporation is LearnCom, Inc.

                    B. Delete Article II in its entirety and substitute in its place the following:

                                  ARTICLE II

     The aggregate number of shares which this Corporation shall have the authority to issue is 2,000,000,000 shares of Common Stock, $.001 par value per share, all of such common shares shall have the same rights and preferences and shall be nonassessable

     Before this Amendment, 50,000,000 shares of Common Stock with a $.001 par value were authorized and of those authorized 6,060,000 were issued and outstanding.

     The above Amendments to the Articles of Incorporation were adopted by the holders of a majority, 4,725,000 common shares of the 6,060,000 outstanding common shares of the Corporation on May 6, 2000.


                                   /s/ Ariika Mason
                                   -----------------------------
                                   President


                                   /s/ Brett Mayer
                                   -----------------------------
                                   Secretary


STATE OF UTAH        )
                     :  ss.
COUNTY OF SALT LAKE  )


     On this 10th day of May 2000, personally appeared before me Ariika Mason and Brett Mayer, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


Anita Patterson
--------------------------
NOTARY PUBLIC


<Notary Public Stamp appears here>